Chembio Update on DPP® Ebola and DPP® Febrile Illness Assays

MEDFORD, NY, January 12, 2015 -- Chembio Diagnostics, Inc. (NASDAQ:CEMI), a leader in point-of-care (POC) diagnostic tests for infectious diseases, today announced its progress in the development of DPP® Ebola and DPP® Febrile Illness Assays.
On October 27, 2014 the Company announced an exclusive POC partnership with Integrated BioTherapeutics, Inc. (IBT), to combine Chembio's patented DPP® technology with IBT's proprietary Ebola reagents to develop POC diagnostic tests for Ebola and febrile illness.
Since announcing the partnership with IBT, the Company has made the following progress to develop DPP® Ebola and DPP® Febrile Illness Assays:
•	Developed DPP® Ebola Assays in Chembio's Research & Development facilities.
•	Successfully tested DPP® Ebola Assays in high containment (BSL4) laboratory, using wild type (real) Ebola virus, via IBT's partner in Canada.
•	Signed a Research Collaboration Agreement with the Centers for Disease Control and Prevention (CDC) to develop and validate DPP® Ebola and DPP® Febrile Illness Assays.
•	Successfully tested DPP® Ebola Assays at CDC laboratory in Atlanta, GA.
•	Submitted DPP® Ebola pre-qualification application to World Health Organization (WHO).
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Contacted numerous organizations for Ebola funding, to accelerate our potential development, and potential manufacturing and supply of DPP® Ebola and DPP® Febrile Illness Assays, to include both Ebola and Malaria.

John Sperzel, Chembio's Chief Executive Officer, commented, "We are pleased with the rapid development of our DPP® Ebola Assay. Our exclusive POC partnership with IBT has proven to be an important element of our strategy to quickly develop an Ebola test, as it provided access to well-characterized Ebola antibodies, BSL4 testing, and Ebola subject matter expertise. The results from initial laboratory testing, using real Ebola virus, look very promising pending field testing that will require additional approvals. Our goal is to provide DPP® Ebola and DPP® Febrile Illness Assays to the CDC and begin testing in West Africa during the first quarter of 2015, for which we are on track."

About Chembio Diagnostics

Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $8.0 billion point-of-care testing market. Chembio markets its DPP® HIV 1/2 Assay and HIV 1/2 STAT-PAK® Assay in the U.S. and internationally. The Company's SURE CHECK® HIV 1/2 Assay is marketed exclusively in the U.S. as Clearview® Complete. Outside the U.S., Chembio markets its SURE CHECK® HIV 1/2 Assay through distributors.

Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology provides Chembio with a significant pipeline of business opportunities for the development and manufacture of new products.

Headquartered in Medford, NY, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13485. Chembio Diagnostic Systems, Inc. is a wholly-owned subsidiary of Chembio Diagnostics, Inc. For more information, please visit: www.chembio.com.

Forward-Looking Statements

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements, which are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Chembio's ability to obtain additional financing and to obtain regulatory approvals in a timely manner, as well as the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

Contacts:

Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investor relations)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com